UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 666-3751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On April 30, 2010, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated December 2, 2009 (the “Merger Agreement”), among A. Schulman, Inc. (“A. Schulman”), ICO, Inc. (“ICO”) and Wildcat Spider, LLC, a wholly owned subsidiary of A. Schulman, and which is now known as ICO — Schulman, LLC (“Merger Sub”), ICO merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of A. Schulman (the “Merger”).
As a result of the Merger, each outstanding share of ICO common stock was converted into the right to receive approximately: (i) $3.64 in cash; and (ii) 0.18 shares of A. Schulman common stock, $1.00 par value (the “A. Schulman Common Stock”), with cash paid in lieu of fractional shares. Based on the closing price of the A. Schulman Common Stock on April 29, 2010, the consideration received by ICO shareholders had a value of approximately $238 million.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. Additional information regarding the Merger may be found in the press release issued by A. Schulman announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Effective upon completion of the Merger, A. Schulman expanded the size of its Board of Directors (the “Board”) from 11 to 13 members. At such time, pursuant to the Merger Agreement, the Board appointed each of Messrs. Gregory T. Barmore and Eugene R. Allspach as directors to fill the vacancies created by such expansion until the next stockholder meeting at which directors are elected. Messrs. Barmore and Allspach previously served on the Board of Directors of ICO. As of the filing date of this Current Report, it is expected that Mr. Barmore will be asked to serve on the Compensation and Strategic Committees, and Mr. Allspach will be asked to serve on the Audit and Nominating and Corporate Governance Committees.
ITEM 8.01 OTHER EVENTS.
On April 30, 2010, A. Schulman issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial statements of businesses acquired.
(1) The historical audited consolidated financial statements of ICO required by Item 9.01(a) are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.
(2) The historical unaudited consolidated financial statements of ICO required by Item 9.01(a) are attached as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated by reference herein.
(b) Pro forma financial information.
All required pro forma information with respect to ICO will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(c) Shell company transactions.
Not applicable.
(d) Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of December 2, 2009, by and between A. Schulman, Inc., Wildcat Spider, LLC and ICO, Inc. (incorporated by reference to Exhibit 2.1 of A. Schulman’s Current Report on Form 8-K, filed with the Commission on December 3, 2009).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for ICO (filed herewith).

99.1	Press Release, dated April 30, 2010 (filed herewith).

99.3
The historical audited consolidated financial statements of ICO as of the fiscal year ended September 30, 2009 (incorporated by reference to Part II, Item 8 of ICO’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the Commission on December 4, 2009).

99.4
The historical unaudited consolidated financial statements of ICO as of the quarter ended December 31, 2009 (incorporated by reference to ICO’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, filed with the Commission on February 4, 2010).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc David C. Minc
Vice President, Chief Legal Officer and Secretary
Date: May 3, 2010